Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Dreyfus/Laurel Funds, Inc. and

The Board of Directors

Dreyfus Investment Grade Funds, Inc.:

We consent to the use of our report dated December 20, 2007 incorporated by reference herein and to the references to our firm herein.

/s/ KPMG LLP

New York, New York

July 2, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Statements and Experts”, and “Representations and Warranties” and to the use of our report Dreyfus Premier Intermediate Term Income Fund dated September 14, 2007, which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Investment Grade Funds, Inc.

/S/ ERNST & YOUNG LLP

New York, New York

July 2, 2008